UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

Rockwell Collins, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

400 Collins Road NE Cedar Rapids, Iowa	52498
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 13, 2017, Rockwell Collins, Inc., a Delaware corporation (“Rockwell Collins”), completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Rockwell Collins, Quarterback Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Rockwell Collins (“Merger Sub”), and B/E Aerospace, Inc., a Delaware corporation (“B/E Aerospace”).  Pursuant to the Merger Agreement, Merger Sub merged with and into B/E Aerospace, with B/E Aerospace continuing as the surviving corporation and a wholly owned subsidiary of Rockwell Collins (the “Acquisition”).

At the effective time of the Acquisition (the “Effective Time”), each share of common stock, par value $0.01 per share, of B/E Aerospace (“B/E Aerospace Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by B/E Aerospace as treasury stock, shares held by Rockwell Collins or Merger Sub immediately prior to the Effective Time or shares for which a proper demand for appraisal under Section 262 of the Delaware General Corporation Law was made) was cancelled and converted into the right to receive (i) $34.10 in cash, without interest, and (ii) 0.3101 of a validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of Rockwell Collins (“Rockwell Collins Common Stock”).

The total aggregate consideration payable in the Acquisition was approximately $3.5 billion in cash and 31.2 million shares of Rockwell Collins Common Stock.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Rockwell Collins with the Securities and Exchange Commission (the “SEC”) on October 27, 2016, and which is incorporated herein by reference.

The foregoing information has been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Rockwell Collins, B/E Aerospace or their respective subsidiaries and affiliates.  The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rockwell Collins, B/E Aerospace or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger

Agreement, which subsequent information may or may not be fully reflected in Rockwell Collins’ or B/E Aerospace’s public disclosures.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Werner Lieberherr, age 57, was appointed Executive Vice President, Chief Operating Officer, Interior Systems of Rockwell Collins.  Prior to the Acquisition, Mr. Lieberherr served as President and Chief Operating Officer of B/E Aerospace beginning in December 2010 before being appointed to the position of President and Co-Chief Executive Officer in January 2014 and then to the position of President and Chief Executive Officer in December 2014.

The terms of Mr. Lieberherr’s employment agreement with Rockwell Collins, effective as of the Effective Time, are set forth in the section of Rockwell Collins’ Registration Statement on Form S-4/A filed with the SEC on January 10, 2017 entitled “The Merger — Interests of Directors and Executive Officers in the Merger — Severance Terms of Mr. Lieberherr’s Employment Agreement and New Employment Agreement with Rockwell Collins.” In addition, Mr. Lieberherr’s B/E Aerospace restricted stock unit awards granted in November 2016 that were outstanding prior to the Effective Time will be converted to a cash amount (with performance conditions deemed to be satisfied at 200% of target) payable on the first anniversary of the consummation of the Acquisition, provided that he has not resigned without “good reason” (as defined in his employment agreement with Rockwell Collins).

There are no family relationships between Mr. Lieberherr and any of Rockwell Collins’ directors or executive officers, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

In addition, as previously disclosed under Item 5.02 of the Current Report on Form 8-K filed with the SEC by Rockwell Collins on January 10, 2017, which is incorporated herein by reference, effective as of the Effective Time, as contemplated by the Merger Agreement, the size of the Board of Directors of Rockwell Collins was increased from nine to eleven and Richard G. Hamermesh and John T. Whates, both former members of the Board of Directors of B/E Aerospace, were appointed to the Board of Directors of Rockwell Collins. Mr. Hamermesh has been appointed, effective as of the Effective Time, to serve on Rockwell Collins’ Audit Committee. Mr. Whates has been appointed, effective as of the Effective Time, to serve on Rockwell Collins’ Corporate Strategy and Finance Committee.

Item 8.01 Other Events.

On April 13, 2017, Rockwell Collins issued a press release announcing the completion of the Acquisition.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets of B/E Aerospace as of December 31, 2016 and 2015 and the audited consolidated statements of earnings and comprehensive income, stockholders’ equity and cash flows of B/E Aerospace for the years ended December 31, 2016, 2015 and 2014 are attached as Exhibit 99.2 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information

Rockwell Collins has previously filed the pro forma financial information required by Item 9.01(b).   See Rockwell Collins’ Form 8-K filed with the SEC on March 16, 2017.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of October 23, 2016, among Rockwell Collins, Merger Sub and B/E Aerospace (incorporated by reference to the Current Report on Form 8-K filed by Rockwell Collins with the SEC on October 27, 2016)*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of B/E Aerospace
99.1	Press Release of Rockwell Collins, dated April 13, 2017
99.2

The audited consolidated balance sheets of B/E Aerospace as of December 31, 2016 and 2015 and the audited consolidated statements of earnings and comprehensive income, stockholders’ equity and cash flows of B/E Aerospace for the years ended December 31, 2016, 2015 and 2014

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rockwell Collins hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

	By:	/s/ Robert J. Perna
		Name:	Robert J. Perna
		Title:	Senior Vice President, General Counsel and Secretary
Dated: April 13, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of October 23, 2016, among Rockwell Collins, Merger Sub and B/E Aerospace (incorporated by reference to the Current Report on Form 8-K filed by Rockwell Collins with the SEC on October 27, 2016)*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of B/E Aerospace
99.1	Press Release of Rockwell Collins, dated April 13, 2017
99.2

The audited consolidated balance sheets of B/E Aerospace as of December 31, 2016 and 2015 and the audited consolidated statements of earnings and comprehensive income, stockholders’ equity and cash flows of B/E Aerospace for the years ended December 31, 2016, 2015 and 2014

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rockwell Collins hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.